UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2011, Atheros Communications, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which stockholders approved a proposal to adjourn the Special Meeting previously scheduled to approve the Company’s proposed acquisition by QUALCOMM Incorporated (“QUALCOMM”) pursuant to an Agreement and Plan of Merger dated as of January 5, 2011 (the “Merger Agreement”), by and among the Company, QUALCOMM and T Merger Sub, Inc., a wholly owned subsidiary of QUALCOMM, until March 18, 2011, at 1:00 p.m., Pacific Time, at the Company’s offices located at 1700 Technology Drive, San Jose, California 95110. The votes cast by the proxies on the proposal were 51,238,588 votes in favor, 2,129,912 votes against and 3,773 votes abstained with no broker non-votes. The Special Meeting is scheduled to reconvene on March 18, 2011, at 1:00 p.m., Pacific Time, at the Company’s offices located at 1700 Technology Drive, San Jose, California 95110. Proxies will continue to be accepted until the polls are closed at the Special Meeting on March 18, 2011.

As of February 9, 2011, the record date for the Special Meeting, there were 73,023,627 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting.

The proposal to adopt the Merger Agreement described in the Company’s definitive proxy statement dated February 10, 2011 was not submitted for a vote and will be voted on by stockholders at the reconvened Special Meeting to be held on March 18, 2011.

Item 8.01 Other Events.

On March 7, 2011, the Company issued a press release announcing that the Special Meeting was adjourned without a vote on the proposal to adopt the Merger Agreement. The Special Meeting has been adjourned until Friday, March 18, 2011 at 1:00 p.m., Pacific Time, at the Company’s offices located at 1700 Technology Drive, San Jose, California 95110 in response to an order of the Delaware Court of Chancery requiring the Company to make available additional information to its stockholders prior to the stockholder vote. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Number	Title

99.1	Press Release dated March 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011	ATHEROS COMMUNICATIONS, INC.

	By:	/s/ Jack Lazar
Jack Lazar
Chief Financial Officer and Senior Vice President of Corporate Development

EXHIBIT INDEX

Number	Title

99.1	Press Release dated March 7, 2011.

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